EXHIBIT 16.1

November 25, 2022

Securities and Exchange Commission

Washington, D.C. 20549

Commissioners:

We have read Jacksam Corporation’s statements included under Item 4.01 of its Form 8-K filed on November 25, 2022 and we agree with such statements concerning our firm.

Very truly yours,

/s/ L&L CPAs, PA